UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 11, 2021

Universal Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1110 W. Commercial Blvd., Fort Lauderdale, Florida 33309
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	UVE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders
The Company's shareholders voted on four proposals at the Company's annual shareholder meeting on June 11, 2021. The final voting results are provided below.
Proposal No. 1: Election of Directors. The following individuals were elected to the Company's Board of Directors by the shareholders:

Name	For	Against	Abstain	Broker Non-Votes
Scott P. Callahan	21,928,167	882,795	31,710	3,431,197
Kimberly D. Campos	19,489,160	3,323,833	29,679	3,431,197
Stephen J. Donaghy	20,674,994	2,136,019	31,659	3,431,197
Sean P. Downes	20,949,192	1,862,816	30,664	3,431,197
Marlene M. Gordon	20,811,764	2,001,731	29,177	3,431,197
Richard D. Peterson	20,912,144	1,898,950	31,578	3,431,197
Michael A. Pietrangelo	21,572,034	1,239,723	30,915	3,431,197
Ozzie A. Schindler	20,903,682	1,903,006	35,984	3,431,197
Jon W. Springer	19,205,125	3,601,657	35,890	3,431,197
Joel M. Wilentz, M.D.	20,448,913	2,357,216	36,543	3,431,197

Proposal No. 2: The shareholders approved, the Universal Insurance Holdings, Inc. 2021 Omnibus Incentive Plan.

For:	14,750,963
Against:	8,000,384
Abstain:	91,325
Broker Non-Votes:	3,431,197

Proposal No. 3: The shareholders did not approve, on an advisory basis, the compensation paid to the Company's named executive officers during the year ended December 31, 2020.

For:	9,252,568
Against:	12,618,267
Abstain:	971,837
Broker Non-Votes:	3,431,197

Proposal No. 4: The shareholders ratified the appointment of Plante & Moran, PLLC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021.

For:	25,903,476
Against:	220,689
Abstain:	149,704

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2021	UNIVERSAL INSURANCE HOLDINGS, INC.

	By:	/s/ Stephen J. Donaghy
	Name:	Stephen J. Donaghy
	Title:	Chief Executive Officer